CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                   YEAR ENDED DECEMBER 31,                                     Six Months
                                                                                                                June 30,
EXCLUDING INTEREST ON DEPOSITS:               1999        1998           1997        1996        1995        2000        1999
                                             ------      ------         ------      ------      ------      ------      ------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                 3,925       4,162          4,042       3,911       4,574       2,054       2,115
     INTEREST FACTOR IN RENT EXPENSE            205         190            169         159         150         110         109
     DIVIDENDS--PREFERRED STOCK                   -(A)      126(A)         223         261         553           -(A)        -(A)
                                             ------      ------         ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                   4,130       4,478          4,434       4,331       5,277       2,164       2,224
                                             ------      ------         ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES                      8,293       4,916          6,109       6,377       5,929       6,017       3,938
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                      4,130       4,352          4,211       4,070       4,724       2,164       2,224
                                             ------      ------         ------      ------      ------      ------      ------

        TOTAL INCOME                         12,423       9,268         10,320      10,447      10,653       8,181       6,162
                                             ======      ======         ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS            3.01        2.07           2.33        2.41        2.02        3.78        2.77
                                             ======      ======         ======      ======      ======      ======      ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                        14,700      15,671         13,655      12,885      13,476       8,055       7,547
     INTEREST FACTOR IN RENT EXPENSE            205         190            169         159         150         110         109
     DIVIDENDS--PREFERRED STOCK                  --         126            223         261         553           -(A)        -(A)
                                             ------      ------         ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                  14,905      15,987         14,047      13,305      14,179       8,165       7,656
                                             ------      ------         ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES                      8,293       4,916          6,109       6,377       5,929       6,017       3,938
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                     14,905      15,861         13,824      13,044      13,626       8,165       7,656
                                             ------      ------         ------      ------      ------      ------      ------

        TOTAL INCOME                         23,198      20,777         19,933      19,421      19,555      14,182      11,594
                                             ======      ======         ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS            1.56        1.30           1.42        1.46        1.38        1.74        1.51
                                             ======      ======         ======      ======      ======      ======      ======

Note> On August 4, 1999, CitiFinancial Credit Company ("CCC"), an indirect wholly owned subsidiary of Citigroup Inc. ("Citigroup"), became a subsidiary of Citicorp Banking Corporation, a wholly owned subsidiary of Citicorp Banking Corporation, a wholly owned subsidiary of Citicorp. Citicorp has issued a guarantee of all outstanding long-term debt and commercial paper of CCC.

      (A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends in 1999 and 2000.